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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated January 21, 2000, except as to Note 10, as to which the date is February 2, 2000, in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of drugstore.com, inc. for the registration of 6,020,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Seattle, Washington
February 24, 2000